                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               F.N.B. Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to  which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

* No fee required

[F.N.B. Corporation LOGO]


F.N.B. Corporation
One F.N.B. Boulevard * Hermitage, Pennsylvania 16148-3363           724-981-6000




                                                                  March 22, 1999



Dear Shareholder:

         It is a pleasure to invite you to attend the Annual Meeting of Shareholders of F.N.B. Corporation. The meeting will be held at the F.N.B. Data and Accounting Center, located at the corner of South Keel Ridge Road and East State Street, Hermitage, Pennsylvania, on Wednesday, April 28, 1999, at 4:00 p.m.

         At the meeting, you will be asked to consider and vote upon the election of five directors and a proposal for a directors' stock compensation plan.

         Your vote is important regardless of how many shares of stock you own. If you hold stock in more than one account or name, you will receive a proxy card for each. Please sign and return each card since they represent a separate number of votes. Postage paid envelopes are provided for your convenience.

         You are cordially invited to attend the Annual Meeting. Regardless of whether you plan to attend, please date and return the enclosed proxy card(s) as soon as possible. This will not prevent you from voting at the meeting, but will ensure that your vote is counted if you are unable to attend.

         As always, the directors, management and staff thank you for your continued support and interest in F.N.B. Corporation.



                                         Sincerely,

                                         /s/ Peter Mortensen
                                         ------------------------------------
                                         Peter Mortensen
                                         Chairman and Chief Executive Officer

                               F.N.B. CORPORATION

   ---------------------------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

   ---------------------------------------------------------------------------


         Notice is hereby given that the Annual Meeting of the Shareholders of F.N.B. Corporation (the "Corporation") will be held at the F.N.B. Data and Accounting Center, located at the corner of South Keel Ridge Road and East State Street, Hermitage, Pennsylvania, on Wednesday, April 28, 1999, at 4:00 p.m. Eastern Daylight Time, for the following purposes:

         1. To elect five (5) directors of the Corporation, the names of whom are set forth in the accompanying Proxy Statement;

         2. To consider and vote upon the following proposal, which has been unanimously recommended by the Board of Directors:

                  To approve the F.N.B. Corporation 1998 Directors' Stock Option Plan in the form attached as EXHIBIT A to the Proxy Statement; and

         3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

         As of the date of this Notice, the Board of Directors of the Corporation does not know of any other business to be transacted at the Annual Meeting.

         Only the holders of Common Stock and Series A Preferred Stock of the Corporation of record on the books of the Corporation at the close of business on March 1, 1999 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         Enclosed with this Notice are a Proxy Statement and form of proxy. All shareholders, whether or not they expect to be present at the meeting, are requested to date and sign the proxy and to return it in the enclosed self-addressed envelope. Prompt compliance with this request will be appreciated. Shareholders who attend the meeting may, if they wish, vote in person even if they have mailed their proxies.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           David B. Mogle, Secretary

March 22, 1999

                                                                March 22, 1999

                               F.N.B. CORPORATION
                              ONE F.N.B. BOULEVARD
                       HERMITAGE, PENNSYLVANIA 16148-3389

                                 PROXY STATEMENT

         The accompanying proxy is being solicited by F.N.B. Corporation (the "Corporation") in connection with the Annual Meeting of Shareholders to be held on April 28, 1999 pursuant to the preceding Notice of Annual Meeting. The approximate date on which this proxy statement and the accompanying form of proxy are first being sent to shareholders of the Corporation is March 22, 1999. If the proxy is executed and returned, it may nevertheless be revoked by written notice to the Secretary of the Corporation at any time prior to the voting thereof or in open meeting, or by voting in person at the Annual Meeting. Unless the proxy is revoked or contains other instructions, the shares represented thereby will be voted at the meeting in favor of the election of the persons named below as directors.

         The Board of Directors has fixed March 1, 1999 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, the Corporation had outstanding 19,204,667 shares of Common Stock, 20,718 shares of Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") and 211,237 shares of Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock"). The holders of a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the meeting. Holders of Common Stock are entitled to one vote for each share held and holders of Series A Preferred Stock are entitled to 5.7 votes for each share held. Holders of Series B Preferred Stock have no voting rights with respect to their shares of Series B Preferred Stock.

                              ELECTION OF DIRECTORS

         The Bylaws of the Corporation provide that the Board of Directors shall consist of not fewer than 5 nor more than 25 persons, the exact number to be determined from time to time by the Board. The number of directors has been fixed at 21 by the Board of Directors. Proxies will not be voted for a greater number of persons than the number of nominees set forth below. Directors are elected by a plurality of the votes actually cast at the meeting. Abstentions and shares held in "street" name that are not cast at the meeting are not counted. Neither the holders of Common Stock nor the holders of Series A Preferred Stock have cumulative voting rights in the election of directors.

         The Bylaws of the Corporation also provide for classification of the directors with respect to the time for which they shall severally hold office. The Board is divided into four classes with the term of office of the directors of each class to expire at the fourth annual meeting after their election. At each succeeding annual meeting of shareholders, successors to the directors of the class whose term expires are elected. Each director shall hold office for the term for which he/she is elected and thereafter until his/her successor is duly elected and qualified or until his/her earlier death, resignation or removal.

         William J. Strimbu, Archie O. Wallace, James T. Weller, Eric J. Werner, and R. Benjamin Wiley, all of whom have expressed their willingness to serve, have been nominated for election as directors of the Corporation to hold office for the term described and until their successors are elected and have qualified. All of the nominees are presently Directors of the Corporation. In the event one or more of such persons is unable or unwilling to serve as a director for any reason (and the Corporation knows of no such reason), the persons named in the enclosed proxy will vote for the other nominees named and such substituted nominees as may be nominated by the Board of Directors. Additionally, Messrs. Joseph M. Walton, whose term expires this year, and Thomas
W. Hodge are retiring from the Board of Directors after 38 years and 24 years of service, respectively.

             INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

         Information concerning directors and executive officers is set forth below. The principal occupation of each director and executive officer as of the date hereof and for the past five years is included in the table. The information concerning beneficial ownership of Common Stock and Series B Preferred Stock is based upon information received as of March 1, 1999. No director or executive officer of the Corporation is the beneficial owner of any shares of Series A Preferred Stock.

                                                                                                           Amount and
                                                                               Amount and                   Nature of
                                                                               Nature of                   Beneficial
                                                             Expiration        Beneficial                   Ownership
                                                             of Term of       Ownership of      Percent    of Series B     Percent
                Name and                         Director    Office as        Common Stock        of        Preferred        of
          Principal Occupation           Age      Since     Director (a)         (b)(c)        Class (d)    Stock (e)     Class (d)
-----------------------------------------------------------------------------------------------------------------------------------
PETER MORTENSEN                          63        1974         2002           142,587(f)                       0
Chairman & Chief Executive Officer
of the Corporation since 1988; and
Chairman of First National Bank of
Pennsylvania ("FNBPA"), a
subsidiary

STEPHEN J. GURGOVITS                     55        1981         2000            74,574(f)(g)                    0
Vice Chairman of the Corporation
since 1998; Executive Vice President
of the Corporation 1995-1998;
Senior Vice President of the
Corporation 1988-1995; and
President & Chief Executive Officer
of FNBPA

GARY L. TICE                             51        1997         2002            87,269(h)                       0
President & Chief Operating Officer
of the Corporation since 1998;
Executive Vice President & Chief
Operating Officer of the Corporation
1997-1998; and Chairman & Chief
Executive Officer of Southwest
Banks, Inc., a former subsidiary

W. RICHARD BLACKWOOD                     57        1985         2000           106,991                      8,100            3.8
President, Harry Blackwood Inc.
(insurance and real estate)

ALAN C. BOMSTEIN                         53        1999         2001            41,672(i)                       0
President and Chief Executive
Officer, Creative Contractors, Inc.

WILLIAM B. CAMPBELL                      60        1975         2000            70,623(j)(k)                    0
Retired Business Executive

CHARLES T. CRICKS                        49        1994         2001            42,497(l)                       0
Executive Vice President and Chief
Operating Officer, Health Care
Solutions, Inc.

                                                                                                           Amount and
                                                                               Amount and                   Nature of
                                                                               Nature of                   Beneficial
                                                             Expiration        Beneficial                   Ownership
                                                             of Term of       Ownership of      Percent    of Series B     Percent
                Name and                         Director    Office as        Common Stock        of        Preferred        of
          Principal Occupation           Age      Since     Director (a)         (b)(c)        Class (d)    Stock (e)     Class (d)
-----------------------------------------------------------------------------------------------------------------------------------
HENRY M. EKKER, ESQ.                     60        1994         2001              14,401                        0
Attorney at Law, Partner of Ekker,
Kuster & McConnell

THOMAS W. HODGE                          73        1975         2001              20,957(j)                     0
Retired Business Executive

JAMES S. LINDSAY                         50        1997         2001             110,219(m)                     0
Managing Partner, Dor-J's
Partnership; Licensed Real Estate
Broker, The Lindsay Company

PAUL P. LYNCH                            47        1991         2001             101,681(n)                   200
Attorney at Law; President & Chief
Executive Officer, Lynch Brothers
Investments, Inc. (real estate)

EDWARD J. MACE                           42        1997         2002              90,166(o)                     0
Edward J. Mace, Certified Public
Accountant; Chief Operating
Officer, Ribek Corporation

ROBERT S. MOSS                           61        1994         2002              12,778                        0
Chairman, Associated Contractors of
Conneaut Lake, Inc. (a general
contractor)

RICHARD C. MYERS                         70        1997         2000              74,255                        0
Retired Business Executive

WILLIAM A. QUINN                         70        1974         2002               4,258                        0
Retired Vice President of the
Corporation; and Retired Executive
Vice President & Cashier of FNBPA

GEORGE A. SEEDS                          68        1992         2000               8,485                        0
Retired Business Executive

WILLIAM J. STRIMBU                       38        1995         1999              42,577                        0
President, Nick Strimbu, Inc.
(common carrier)

ARCHIE O. WALLACE, ESQ.                  64        1992         1999              21,196                        0
Attorney at Law, Partner of Rowley,
Wallace, Keck, Karson & St. John

JOSEPH M. WALTON                         72        1975         1999              24,392                      650
Chairman & Chief Executive
Officer, Jamestown Paint Co.
(manufacturer of paint and varnish)

                                                                                                           Amount and
                                                                               Amount and                   Nature of
                                                                               Nature of                   Beneficial
                                                             Expiration        Beneficial                   Ownership
                                                             of Term of       Ownership of      Percent    of Series B     Percent
                Name and                         Director    Office as        Common Stock        of        Preferred        of
          Principal Occupation           Age      Since     Director (a)         (b)(c)        Class (d)    Stock (e)     Class (d)
-----------------------------------------------------------------------------------------------------------------------------------
JAMES T. WELLER                           68       1975         1999             32,081                          0
Chairman, Liberty Steel Products,
Inc. (steel processor)

ERIC J. WERNER, ESQ.                      36       1995         1999              1,745                          0
Chief Administrative Officer,
General Counsel & Secretary,
Werner Co. (manufacturer of
climbing products and aluminum
extrusions)

R. BENJAMIN WILEY                         54       1997         1999              2,390                          0
Chief Executive Officer, Greater
Erie Community Action Committee

DONNA C. WINNER                           52       1994         2000            304,156           1.6            0
Co-Owner, The Radisson Shenango,
Tara - A Country Inn,
The Winner (clothing store),
Tiffany's (banquet center)

WILLIAM J. RUNDORFF                       50       N/A          N/A              36,173(f)                       0
Executive Vice President of the
Corporation since 1995, Vice
President of the Corporation 1991-
1995; and Vice President of FNBPA
since 1991

JOHN D. WATERS                            52       N/A          N/A              21,393(f)                       0
Vice President & Chief Financial
Officer of the Corporation; and
Chief Financial Officer of FNBPA
since 1994
============================================================================================================================

All directors, director nominees and executive officers as a group (25 persons), as the beneficial owners of 1,245,707 shares of the outstanding Common Stock, owned 6.5% of the Common Stock of the Corporation as of March 1, 1999 and controlled 6.4% of the outstanding voting power of the Corporation's issued and outstanding stock.

(a) The term of office for directors expires at the annual meeting to be held during the year shown.

(b) Includes (1) the following shares which the officer or director has the right to acquire within sixty days upon exercise of stock options and/or warrants: Mr. Mortensen, 59,340 shares; Mr. Gurgovits, 44,942 shares; Mr. Tice, 37,844 shares; Mr. Rundorff, 32,267 shares; Mr. Waters, 15,192 shares; Mr. Bomstein, 6,972; Mr. Lindsay, 10,061 shares; Mr. Mace, 1,437 shares; and Mr. Myers, 10,450 shares; and (2) shares which the officer or director has the right to acquire by conversion of shares of Series B Preferred Stock. Shares of Series B Preferred Stock are convertible into shares of Common Stock at the ratio of 2.2550 shares of Common Stock per share of Series B Preferred Stock.

(c) Except as otherwise indicated, each director possesses sole voting power and sole investment power as to all shares listed opposite his or her name or shares these powers with his or her spouse or a wholly owned company. This does not include the following shares held of record by the director's spouse or children, or held in trust, and as to which each director disclaims beneficial ownership: Mr. Mortensen, 287 shares; Mr. Hodge, 2,304 shares; Mr. Lindsay, 8,160 shares; Mr. Walton, 7,829 shares; and Mr. Weller, 40,777 shares.

(d)      Unless otherwise indicated, represents less than 1% of the class.

(e) Except as otherwise indicated, each director possesses sole investment power as to all shares listed opposite his or her name or shares these powers with his or her spouse or a wholly owned company. This does not include 650 shares held of record by Mr. Walton's wife and as to which Mr. Walton disclaims beneficial ownership.

(f) Does not include shares awarded as an employer matching contribution as a part of the Corporation's 401(k) Plan.

(g) Includes 5,128 shares owned by Mr. Gurgovits' wife as a participant in her employer's profit sharing program; and 50 shares held by Mr. Gurgovits as trustee for his daughter.

(h) Includes 1,588 shares jointly owned by Mr. Tice and his two children; 4,021 shares jointly owned by Mr. Tice and his mother; 488 shares owned by Mr. Tice's wife; 196 shares owned by Mr. Tice's son; 107 shares owned by Mr. Tice's daughter; and 5,027 shares held by the F.N.B. Corporation Salary Savings Plan for Mr. Tice who has voting power over these shares.

(i) Includes 2,876 shares owned by Creative Contractors, Inc. 401K Profit Sharing Plan and Trust, of which Mr. Bomstein is a trustee; and 3,532 shares owned by his sons.

(j) Includes 5,124 shares held in irrevocable trusts by the Trust Department of FNBPA. A committee which includes Messrs. Campbell and Hodge holds sole voting power over the shares, while the Trust Department possesses sole investment power over such shares.

(k)      Includes 1,622 shares owned by Mr. Campbell's wife.

(l) Includes 3,913 shares held by Mr. Cricks as co-trustee for his children and 7,702 shares held by Mr. Cricks as co-trustee for his mother.

(m) Includes 10,724 shares held by Mr. Lindsay as custodian for his three children; 64,304 shares owned by Dor-J's Partnership, of which Mr. Lindsay is the managing partner; and 1,157 shares held by Mr. Lindsay as trustee for his mother.

(n) Includes 30,611 shares owned by Mr. Lynch's wife and 32,436 shares held by the Paul and Marcia Lynch Family Trust.

(o) Includes 366 shares held by Mr. Mace as custodian for his three children; 4,862 shares held by Mr. Mace as trustee for certain unrelated beneficiaries; 21,135 shares held by the Ribek Corporation Defined Contribution Pension Trust of which Mr. Mace is a Trustee; and 52,273 shares owned by Ribek Corporation of which Mr. Mace is Chief Operating Officer.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Upon review of Forms 3, 4 and 5 furnished to the Corporation during or with respect to its most recent fiscal year, the Corporation has determined that no officer, director or 10 percent shareholder of the Corporation failed to timely file or failed to file a report during 1998 as required by Section 16(a) of the Securities Exchange Act of 1934, except that Messrs. Seeds and Wallace inadvertently failed to file, on a timely basis, a report for two transactions each.

Directors' Fees

         During 1998, each non-employee director was paid an annual retainer of $10,000, $1,200 for the quarterly Board meeting attended in January, and $2,000 for each quarterly Board meeting attended in April, July and October. Non-employee directors who serve on committees were compensated for their attendance at various committee meetings of the Corporation and its subsidiaries at rates ranging from $100 to $750 per meeting attended. In addition, Messrs. Mortensen and Tice are compensated for attendance at certain board and committee meetings of the Florida affiliates.

         Each director of the Corporation may elect to receive shares of common stock in lieu of cash as their compensation for attendance at regular and committee meetings of the Board of Directors of the Corporation pursuant to the F.N.B. Corporation Directors' Compensation Plan (the "Plan"). The number of shares of common stock to be issued shall equal the number of shares of common stock that may be purchased with (or having a market value equal to) the amount of cash otherwise payable to such Director by the Corporation for attendance at such meetings. During 1998, all Directors elected to receive all or some portion of their fees in stock.

         A director may elect to defer receipt of all of his annual fees payable under the Plan in cash or shares for the period beginning on January 1 of the following year and continuing until the Corporation receives written notice from the Director terminating such deferral. Additionally, Messrs. Mortensen, Gurgovits and Tice have elected to participate in this plan by having an amount equal to the director fees paid to non-employee directors deferred from their base salaries.

Business Relationships and Related Transactions

         Certain directors and executive officers of the Corporation and its subsidiaries and their associates were customers of, and had loans outstanding from, the Corporation's subsidiaries in the ordinary course of business during 1998. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers of the Corporation's subsidiaries and did not involve more than the normal risk of collectability.

         During 1998, a subsidiary of the Corporation leased, at fair market value, a branch office facility from a partnership of which Mr. Edward J. Mace, a director, is a 25.4% general partner. The aggregate value of the lease was $268,131.

         During 1998, Mr. James S. Lindsay, a director, was paid a special one-time director fee of $50,000 in lieu of a real estate brokerage fee for his role in assisting the Corporation to acquire the F.N.B. Financial Center located in Naples. Additionally, Mr. Lindsay was paid $25,175 in real estate commissions related to the purchase of three additional pieces of property by subsidiaries of the Corporation.

Board and Committee Meetings

         During 1998, the Board of Directors of the Corporation held four meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the respective committees on which they serve.

         The Board of Directors has an Audit Committee consisting of Messrs. Hodge, Lynch, Mace, Moss, Quinn and Werner. Duties of the Audit Committee include engaging independent auditors, reviewing with the independent auditors the planning and results of the auditing engagement, reviewing the activities and recommendations of the Corporation's internal auditors and reviewing the adequacy of internal accounting controls. The Audit Committee met four times during 1998.

         The Board of Directors has a Compensation Committee which includes Messrs. Blackwood, Cricks, Lindsay, Seeds and Weller. Mr. Mortensen, Chairman and Chief Executive Officer of the Corporation, serves as an ex officio member of the Corporation's Compensation Committee, but does not participate or vote in any deliberations or decision making involving his own compensation. During 1998, the Compensation Committee met six times. Duties of the Compensation Committee include reviewing the performance of and establishing compensation for the officers of F.N.B. Corporation and affiliate chief executive officers; reviewing and approving the compensation of affiliate senior officers as proposed by affiliate boards of directors; and reviewing compensation and benefit matters that have corporate-wide significance. The Compensation Committee also administers the various Stock Option Plans, the Restricted Stock and Incentive Bonus Plan and the Directors' Compensation Plan.

         The Board of Directors has a Nominating Committee consisting of Messrs. Campbell, Mace, Quinn, Seeds and Walton. During 1998, the Nominating Committee met six times. The Nominating Committee is responsible for selecting and recommending to the Board of Directors nominees for election as director or executive officer of the Corporation and its affiliates. The Nominating Committee will consider director nominees recommended by shareholders of the Corporation. Such recommendations must be made in writing, include a statement of the nominee's qualifications, and be addressed to the Nominating Committee at the address of the Corporation.

Shareholders may also nominate persons for election as directors in accordance with the procedures set forth in the Corporation's Bylaws. Written notification of such nomination, containing the required information, must be mailed or delivered to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to the Annual Meeting.

                    PROPOSAL TO BE VOTED ON AT ANNUAL MEETING

         In addition to the election of directors of the Corporation described above, the Board of Directors of the Corporation is submitting to the shareholders for approval at the Annual Meeting a proposal for the Corporation's 1998 Directors' Stock Option Plan, which will further the purposes, as listed below, of attracting and retaining directors while aligning director compensation more closely with the economic interests of the Corporation's shareholders.

         The Board of Directors is recommending that shareholders approve this plan because it will promote the growth and profitability of the Corporation by:

               o Enabling the Corporation to continue to attract and retain highly qualified individuals to serve as directors of the Corporation.

               o More closely aligning the directors' economic interests with those of the Corporation's shareholders through opportunities to obtain an equity stake in the Corporation.

               o Giving the Corporation additional flexibility in designing appropriate economic incentives to such directors in furtherance of these goals.

               o Enabling the Corporation, where appropriate, to provide incentive and other compensation to directors in shares of Common Stock rather than by making payments in cash.

         Set forth below is a summary of the proposal being submitted to the shareholders at the Annual Meeting.

                                   PROPOSAL 1

                         ADOPTION OF F.N.B. CORPORATION
                        1998 DIRECTORS' STOCK OPTION PLAN

         At the 1999 Annual Meeting, the Board is submitting the F.N.B. Corporation 1998 Directors' Stock Option Plan (the "Plan") to the shareholders for approval. A copy of the 1998 F.N.B. Directors' Stock Option Plan is attached as EXHIBIT A to this proxy statement. Set forth below is a description of the material features of and other information relating to the Plan.

         General Information. The Board adopted the Plan on May 21, 1998, and the Executive Committee of the Board amended the Plan to increase the number of shares issuable under the Plan from 25,000 shares to 400,000 shares on March 1, 1999 (subject to shareholder approval of the Plan). The purposes of the Plan generally are to promote the interests of F.N.B. Corporation (the "Company") and its shareholders by enabling it to attract and retain experienced and knowledgeable directors and by aligning the directors' economic interests more closely with those of the Company's shareholders. The Plan is consistent with the directors' compensation practices recommended by the National Association of Corporate Directors' Blue Ribbon Commission (the "Commission"). The Commission urged companies to establish or increase the equity component of director pay practices as a meaningful manner of aligning directors' economic interests with the shareholders (Source: Report of NACD Blue Ribbon Commission on Director Compensation, June 19, 1995).

         The Plan permits the Company to grant to participants non-statutory stock options (that is to say, stock options not meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), stock appreciation rights ("SARs") and limited stock appreciation rights ("LSARs"). The term "option" as used in this Proxy Statement without further qualification means any of the foregoing.

         The Plan is administered by the Board and the Executive Committee of the Board (collectively referred to in this section of the Proxy Statement as the "Board"). The Board is authorized, subject to the provisions of the Plan, to interpret the Plan and prescribe such rules, regulations and procedures as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

         Shares Available for Issuance. Options to purchase up to 400,000 shares of Common Stock may be granted under the Plan (assuming that the Plan as amended is approved by the shareholders). The shares of Common Stock issuable upon exercise of options granted under the Plan will be registered with the Securities and Exchange Commission ("SEC") pursuant to a registration statement on Form S-8. On January 24, 1999, options to purchase a total of 24,984 shares of Common Stock had been issued pursuant to the Plan. As of March 1, 1999, the market value of the F.N.B. Common Stock (based on the average of the closing bid and ask prices reported on the Nasdaq National Market) was $22.91 per share.

         Persons Who May Participate in the Plan. All directors of the Company are eligible to participate in the Plan. Currently, 23 persons are eligible to participate in the Plan.

         Purchase of Securities Pursuant to the Plan; Payment for Securities Offered. Under the Plan the Board has full and final authority, in its discretion, to grant options and to determine the directors to whom options shall be granted and the number of shares to be covered by each option. Each nonemployee director may receive annual grants of options equivalent to the total cash compensation received by such non-employee director or which such non-employee director would have been entitled to receive during the prior year as a member of the Board or any committee(s) thereof. Each employee director may receive annual grants of options equivalent to the average total cash compensation received by all non-employee directors during the prior year.

         The purchase price at which an option may be exercised ("exercise price") will be determined by the Board at the time the option is granted. In no event, however, will the exercise price be less than the "fair market value" of the Common Stock on the date of the grant. "Fair market value" is defined as the average of the closing bid and ask prices quoted on the Nasdaq National Market on the trade date immediately preceding the date as of which fair market value is to be determined.

         A participant may exercise an option by giving written notice to the Company and by paying the exercise price in cash, or by surrendering other shares of Common Stock with a market value equal to the exercise price, or by withholding such number of shares of Common Stock then issuable upon exercise of the option as shall then have a market value equal to the exercise price.

         All securities to be issued upon exercise of options granted under the Plan will be issued by the Company out of its authorized, unissued stock or out of repurchased shares held by the Company, or partly each. Such repurchased shares held by the Company may have been purchased by the Company on the open market or in private transactions from time to time.

         SARs. The Plan provides that SARs may be granted in connection with stock options at the time such stock option is granted or at any time thereafter during the option term. SARs are exercisable only to the extent the related stock option is exercisable and only by the same person or persons entitled to exercise the related stock option.

         Each SAR entitles the holder to surrender the related stock option, or any portion thereof, in exchange for that number of shares of Common Stock having an aggregate fair market value equal to the excess of the fair market value per share of Common Stock on the date of exercise over the option exercise price per share, multiplied by the number of shares covered by the stock option or portion thereof being surrendered. However, the Committee, in its discretion, may determine that the obligation of the Corporation with respect to a SAR be paid in cash or part in cash and part in shares (subject to certain limitations in the case of persons subject to Section 16 of the Exchange Act at the time of exercise).

         LSARs. The Plan provides for the grant of LSARs in connection with all or part of non-statutory stock option at the time such option is granted or at any time thereafter during the term of such stock option.

         Each LSAR entitles the holder of the related stock option, upon exercise of the LSAR, to surrender the stock option and any related SAR, to the extent unexercised, and receive an amount of cash, in respect of each share of Common Stock subject to such stock option (or the portion thereof surrendered), equal to the excess of the fair market value (determined pursuant to the Plan) per share of the Common Stock over the exercise price of such stock option. LSARs shall be exercisable for a period of 60 days following the occurrence of certain events specified in the Plan relating to a change in control or possible change in control of the Company. No LSAR may be exercised until the holder has completed at least six months of continuous service with the Company or a subsidiary immediately following the date of grant of the LSAR.

         Reload Options. Concurrently with the award of any stock option under the Plan (such option is hereinafter referred to as the "Underlying Option") to any participant in the Plan, the Board may grant a reload option (the "Reload Option") to such participant pursuant to which the participant, upon exercising a stock option and paying the exercise price by surrendering already owned shares or withholding a portion of the shares issuable pursuant to such option, shall be entitled to purchase a number of shares of Common Stock equal to (a) the number of shares delivered by the participant to the Company to exercise the Underlying Option and (b) to the extent authorized by the Board, the number of shares used to satisfy any tax withholding requirement incident to the exercise of the Underlying Option, subject to the availability of shares of Common Stock under the Plan at the time of such exercise. The grant of a Reload Option shall become effective upon the exercise of the Underlying Option by delivering to the Company shares held by the participant.

         The option price per share for a Reload Option shall be the fair market value per share of the Common Stock on the date the grant of the Reload Option becomes effective. Each Reload Option shall be fully exercisable subject to such limitations on exercisability, if any, as may be imposed by the Board in its discretion at the time of the grant of the Underlying Option. The term of each Reload Option shall be equal to the remaining option term of the Underlying Option. No Reload Option granted to a participant shall become effective when options are exercised by such participant (or by such participant's estate or personal representative) pursuant to the terms of the Plan following termination of the participant's tenure as a director of the Company.

         Except as otherwise provided above the other provisions of the Plan applicable to stock options shall apply equally to Reload Options.

         Resale Restrictions. A participant who is granted an option under the Plan may not transfer the option other than by will or by the laws of descent and distribution. No person other than the participant to whom an option is granted may exercise such option during such participant's lifetime.

         Termination; Amendment. The Board has the authority to amend or terminate the Plan at any time, provided that such amendment or termination does not adversely affect any outstanding option or SAR unless the holder of such option has consented in writing thereto.

         Benefits Granted. Participation in the Plan is limited to the Company's employee and non-employee directors. The Company's employees who are not Company directors are not eligible to participate in the Plan. There were no options granted under the Plan during 1998. On January 24, 1999, the non-employee directors were granted collectively, as a group, 24,984 options under the Plan. The aggregate value of the options granted to the non-employee directors on January 24, 1999 was $0 since the market price of the stock as of March 1, 1999 was below the exercise price. It is anticipated that the employee and non-employee directors will receive stock option grants in the future under the Plan; however, the amounts of such stock option grants cannot be determined at this time.

         Exercise of Options Upon Certain Events. The Plan provides that no option may be exercisable during the first 12 months after the date of grant unless the optionee dies during such 12 month period. In the case of the participant's death while a director, the participant's estate or beneficiary may exercise any options outstanding (whether or not exercisable on the date of death) until the date twelve months after the date of death). If the participant dies after his resignation or retirement from the Board, the participant's estate or beneficiary may exercise any outstanding options at any time prior to the expiration date of such option.

         In addition, notwithstanding the foregoing limitations, each option granted under the Plan shall become exercisable in full upon certain events relating to a change in control or possible change in control of the Corporation, whether or not such option is then exercisable under the stock option agreement relating to such option.

         Forfeitures and Penalties; Liens. Options issued under the Plan will cease to become exercisable if the participant resigns or is terminated from the Board as a result of certain conduct described in the Plan, including conduct that is intentional, knowing, reckless or grossly negligent and involves a substantial violation of material provisions of federal or state laws or regulations, Company policy or agreements with the Company, and engaging in competition with the Company or any of its subsidiaries. In addition, all options granted under the Plan expire on the tenth anniversary of the date of the grant.

         Income Tax Consequences of Plan Participation. Certain aspects of the Federal income tax consequences of the grant and exercise of options under the Plan and any subsequent disposition of stock acquired thereby (based upon present provisions of the Code and the Treasury regulations promulgated thereunder) are described below.

                  NON-STATUTORY STOCK OPTIONS. A participant who is granted a non-statutory stock option will not realize taxable income at the time such option is granted or when it vests.

                  (a) In general, a participant will be subject to tax at ordinary income rates (see "Rate Structure" below) for the year of exercise on the excess of the fair market value of the shares underlying the option on the date of exercise over the option exercise price (the "spread"). Because the spread is compensation income for federal income tax purposes, income tax withholding requirements apply upon exercise, and the Company will receive a corresponding deduction. The participant's basis in the shares so acquired will be equal to fair market value thereof on the exercise date (i.e., the option exercise price plus the spread upon which the participant is taxed). Upon subsequent disposition of such shares, the participant will realize long-term capital gain or loss if he has held the shares for more than one year since the option was exercised; otherwise, such capital gain or loss will be short-term.

                  (b) The general rules described in paragraph (a) will not apply upon exercise of the option if (i) the shares received are not "transferable" and are subject to a "substantial risk of forfeiture" or
         (ii) sale of the shares at a profit could subject the participant to suit under Section 16(b) of the Exchange Act. Even if a participant is not required to recognize income under these rules, he or she may nevertheless elect to recognize the spread at the time of the option exercise by filing an election with the IRS within 30 days following the exercise of the option. The purpose of such election is to cause any post-exercise appreciation realized on the shares received to be taxed as capital gain. If no such election is made, the timing of the taxable event and the application of the withholding requirements will be postponed until earliest to occur of (x) the lapse or release of the transfer restrictions or the causes of the risk of forfeiture (or the passage of six months in cases where Section 16(b) is applicable) or
         (y) the disposition of such shares, and the participant's compensation income at that time, and the Company's corresponding deduction, will be equal to the excess of the value of the shares at that time (or sale price) over the option exercise price.

                  (c) If a participant exercises a non-statutory stock option by delivering shares of Common Stock as payment of the option price, no gain or loss will be recognized with respect to the shares delivered and the participant will be subject to tax at ordinary income rates on the excess of the fair market value of the shares he or she is entitled to receive on the date of exercise over the option exercise price. The participant's basis in the number of shares received which is equal to the number to the shares surrendered will be the same as the his or her basis in the surrendered shares, and the basis in the additional shares obtained upon the exercise of the option will be equal to the amount of compensation income realized by the participant. The participant's holding period for the shares having the transferred basis will include the holding period for the shares surrendered. The holding period for the additional shares obtained by the exercise of the option will commence on the date of exercise.

                  SARS AND LSARS. A participant is not taxed upon the grant of SARs or LSARs. Upon exercise of such rights, he or she will be taxed at ordinary income tax rates (subject to withholding) on the amount of cash received and/or the current fair market value of stock received, and the Company will be entitled to a corresponding deduction. The participant's basis in any shares acquired through the exercise of SARs and LSARs will be equal to the amount of ordinary income on which he or she was taxed, and upon subsequent disposition, any gain or loss will be a capital gain or loss.

                  RATE STRUCTURE. A capital gain or loss is long-term or short-term depending upon whether the stock has been held for more than one year. For individuals under the present rate structure provided by the Code, both ordinary income and short-term capital gain are taxed at a maximum rate of 39.6%, and long-term capital gain is taxed at a maximum rate of 28%.

         Interest of Nominees in Plan. Each person nominated for election to the Board of Directors at the 1999 Annual Meeting is presently eligible to receive grants of options under the Plan.

         To effect this proposal, the following resolution will be presented at the Annual Meeting for adoption by the shareholders:

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL 1.


              EXECUTIVE COMPENSATION, BENEFITS AND RELATED MATTERS

                        REPORT OF COMPENSATION COMMITTEE

To Our Shareholders:

Responsibilities and Composition of the Compensation Committee

         The Compensation Committee ("Committee") meets periodically during the course of the year and establishes compensation programs for executive officers and senior managers of the Corporation and its affiliates that attract, retain, motivate and appropriately reward individuals who are responsible for the Corporation's short-and long-term profitability, growth and return to shareholders; reviews, oversees and administers the Corporation's executive compensation programs; determines the compensation of the Corporation's executive officers; and approves changes to the Corporation's compensation program and practices. The Committee is comprised entirely of directors who are not officers of the Corporation or its affiliates. Although Mr. Mortensen, Chairman and Chief Executive Officer of the Corporation, served as an ex officio member of the Committee, he did not participate in any deliberations or decision-making involving his own compensation.

Compensation Philosophy and Objectives

         The central objective of the compensation philosophy of the Corporation is to provide fair and reasonable compensation to all employees, including its executive officers and senior managers. The Committee maintains that the compensation of the Corporation's executive officers and senior managers should be determined in accordance with a performance-based framework that enhances shareholder value by integrating the overall financial condition and results, individual contribution, and business unit performance. Within this philosophy, the Committee's specific objectives are to: (i) provide annual compensation that takes into account the Corporation's performance relative to its financial goals and objectives and the performance of functions and business units under the executive's and senior manager's management and performance against assigned individual goals; (ii) offer a total compensation program that takes into account the compensation practices and financial performance of financial institutions of comparable asset size and complexity for comparable positions based upon an evaluation of the responsibilities of the executive's position and attendant skills and experience; (iii) align the financial interests of the executive officers with those of shareholders by providing significant equity-based long-term incentives; and (iv) target compensation levels for executive officers based on the level of responsibility, scope and complexity of the executive's position relative to other senior management positions and comparative compensation of similarly positioned executives and senior managers of peer financial institutions.

         Specifically, a critical aspect of the committee's compensation philosophy is that some portion of the executive officer's and senior manager's total compensation be "at risk." The "at risk" portion is a function of the executive officer's and senior manager's performance against corporation, business unit and individual goals and objectives.

         The following two components of executive officer and senior manager compensation are "at risk": an annual cash bonus based on short-term performance and stock options as an award for long-term performance. The total cash compensation opportunities for executive officers and senior managers is targeted at the median of industry practices among the Corporation's peer group. In addition, the Corporation's incentive cash and bonus award program provide an opportunity for stronger rewards when the Corporation's performance exceeds its financial goals and objectives and/or peer results.

Compensation Components and Process

         The major components of the Corporation's executive officer and senior manager compensation are: (i) base salary, (ii) annual incentive awards and
(iii) long-term incentive awards (typically in the form of stock options or restricted stock).

         The process utilized by the Committee in determining executive officer and senior manager compensation levels for all of these components is based upon the Committee's subjective judgment and takes into account objective qualitative and quantitative factors. However, the Committee emphasizes that in determining executive officer compensation levels, particular attention is placed on tying a significant portion of executive compensation to the success of the executive officer and senior manager and the Corporation in meeting predetermined financial and other performance goals.

         In making compensation decisions, the Committee relies upon the work performed by its independent compensation consultant, Strategic Compensation Planning, Inc. The independent compensation consultant reviewed market data, financial performance, stock performance and other important performance criteria to determine relevant compensation practices of the Corporation's peer group. The Corporation's peer group developed by the independent compensation consultant consisted of national and regional financial institutions and bank holding companies having between $3 to $5 Billion of banking assets. The Committee determined that the Corporation's peer group identified by the independent consultant is reasonable to measure the Corporation's compensation practices given the Corporation's continued and expected growth. The peer information provides guidance to the Committee, but the Committee does not target total compensation or any component thereof to any particular point within, or outside, the range of the peer group results.

         In general, the Committee continues to adjust the mix of base salary, annual incentive awards and long-term incentives. Specifically, the Committee's focus is to increase the emphasis on the amount of executive compensation that is at risk. Base salaries for executive officers and senior managers are established at levels considered appropriate in light of the scope of the duties and responsibilities of each officer's position and taking into account peer group compensation practices. Executive officers received annual cash incentive awards under the Corporation's Restricted Stock and Incentive Bonus Plan in accordance with the target payout percentages established by the Committee for 1998.

Long-Term Incentive Awards

         The stock-based awards (stock option awards and restricted stock grants) are generally granted to executive officers and senior managers on an annual basis. It has been the practice of the Committee to grant stock options and restricted stock to both executive officers and other members of senior management. The stock option awards cannot be issued with an exercise price below the market price of the Corporation's common stock at the time of the award and the exercise price cannot be changed after the award is issued, except to accommodate any dividends, stock splits or conversions which would affect all shareholders.

         The Committee has historically granted stock options as a means of providing long-term incentives to employees. All stock options granted by the Corporation under its Stock Option Plan "vest" incrementally over a five-year period based on the optionee's continued employment by the Corporation or one of its principal subsidiaries. The Committee therefore based its 1998 decisions with regard to the stock options granted to its executive officers primarily upon the total number of options available for grant, the officer's position and a multiple of the officer's base salary.

         The Committee also granted restricted stock in 1998 to certain executive and other senior officers under the Corporation's Restricted Stock and Incentive Bonus Plan. The restricted stock grants are to reward individuals who made a particularly important contribution to the Corporation in 1998. These grants are also a key component of the Committee's long-term incentive compensation policy because restricted stock granted under this plan only "vests" incrementally over a five-year period based on the recipient's continued employment by the Corporation or one of its principal subsidiaries.

Chief Executive Officer Compensation

         In evaluating the compensation of Mr. Peter Mortensen for services rendered in 1998 as Chairman of the Board as well as Chief Executive Officer of the Corporation, the Committee examined both quantitative and qualitative factors.

         In examining the relevant quantitative factors, the Committee reviewed the Corporation's 1998 financial results as compared with those of its peer group and with the Corporation's financial results for 1997. In determining Mr. Mortensen's 1998 compensation, the Committee reviewed the following important criteria concerning the Corporation's 1998 core operating results: (i) net earnings of $35.5 Million for 1998, an increase of 11% from 1997; (ii) a 9% growth in total assets in 1998 (exclusive of merger activity); (iii) the continuation of the Corporation's exceptional asset quality in 1998; and (iv) other quantitative factors. The Committee did not apply any specific quantitative formula which would assign weights to these performance measures or establish numerical targets for any given factor.

         In addition to the above quantitative considerations, the Committee reviewed the following 1998 accomplishments of the Corporation that are qualitative in nature. The Committee recognized Mr. Mortensen's ongoing leadership in positioning the Corporation strategically as demonstrated by the Corporation's continued expansion into the Florida banking market. The Committee considered the Corporation's efforts to diversify product offerings and enhance income opportunities by offering various alternative investment products through certain of the Corporation's subsidiary banks. Further, the Committee acknowledged Mr. Mortensen's continued leadership in community reinvestment and economic development activities as evidenced by the fact that all of the Corporation's bank subsidiaries received "satisfactory" or better Community Reinvestment Act ("CRA") ratings, with three subsidiaries having received "outstanding" CRA ratings following their most recent examinations.

         The Committee's decisions relating to Mr. Mortensen's compensation were ratified by the Board. Also, consistent with the principles and procedures outlined in this report, the Committee approved the compensation of the Corporation's other executive officers for 1998 and said decisions were ratified by the Board.

                              Respectfully submitted,

                              James T. Weller, Chairman
                              W. Richard Blackwood
                              Charles T. Cricks
                              James S. Lindsay
                              George A. Seeds

Compensation Committee Interlocks and Insider Participation

         Mr. Mortensen, Chairman and Chief Executive Officer of the Corporation, served as an ex officio member of the Corporation's Compensation Committee, but did not participate or vote in any deliberations or decision making involving his own compensation.

         Mr. Mortensen serves on the board of directors of Liberty Steel Products, Inc., a closely held corporation which is wholly owned by Mr. Weller and his family. Mr. Weller, a member of the Corporation's Compensation Committee, is Chairman of Liberty Steel Products, Inc.

Executive Remuneration

         The following table sets forth information regarding remuneration paid by the Corporation and its subsidiaries for the years shown to the Chairman and Chief Executive Officer of the Corporation and the four other most highly compensated executive officers of the Corporation whose aggregate annual remuneration exceeded $100,000 (the "Named Executive Officers").

                                                 SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------------
                                                                                    Long Term Compensation
                                                                      ---------------------------------------
                            Annual Compensation                                Awards                Payouts
--------------------------------------------------------------------- ---------------------------- ----------
                                                                                     Securities
          Name and                                    Other Annual    Restricted     Underlying       LTIP       All Other
          Principal         Year   Salary   Bonus(1)  Compensation(2) Stock Award    Options(3,4)    Payouts   Compensation
          Position                   ($)      ($)          ($)            ($)            (#)           ($)           ($)
-----------------------------------------------------------------------------------------------------------------------------
Peter Mortensen             1998  450,000   250,000                      None          23,752          None        49,053(5,6)
 Chairman and Chief         1997  378,000   347,800      57,799         266,256        23,542          None       105,083
 Executive Officer          1996  355,008   101,381      38,016          None          17,640          None        36,446

Stephen J. Gurgovits        1998  290,004   126,842                      None          13,120          None        14,435(5,6)
 Vice Chairman              1997  265,008   201,901                     127,500        13,528          None        38,798
                            1996  255,000    53,139      10,972          None          15,435          None        23,090

Gary L. Tice(7)             1998  305,297   137,000      45,567         191,260        34,120          None       139,792(5,6)
 President and Chief        1997  243,457   183,600      56,330          None            None          None       154,087
 Operating Officer

William J. Rundorff         1998  200,004    90,000                      None           9,048          None        10,927(5,6)
 Executive Vice President   1997  179,004   134,300                      80,502         7,117          None        15,707
                            1996  161,004    39,410                      None          13,230          None        11,203

John D. Waters              1998  190,008    81,000                      None           8,596          None        13,610(5,6)
 Vice President and Chief   1997  155,004   124,300                      10,000        11,493          None         5,670
 Financial Officer          1996  130,008    31,823                      10,000        11,025          None         3,575
=============================================================================================================================

(1) Amount earned by the officer as a cash incentive bonus under the Restricted Stock and Incentive Bonus Plan.

(2) The aggregate amount of payments made to each officer for perquisites or other personal benefits did not exceed 10% of salary and bonus except that in 1998, Mr. Tice received a car allowance of $15,420, country club memberships of $12,647 and directors' fees of $17,500. In 1997, Mr. Mortensen received country club memberships of $37,554 and Mr. Tice received a car allowance of $14,892, country club memberships of $20,688 and directors' fees of $20,750. Amounts shown for Messrs. Mortensen and Gurgovits for 1996 were reimbursements due to increases in the Federal income tax rates.

(3) Aggregate restricted stock holdings in terms of number of shares and dollar value as of December 31, 1998 for each named executive officer were as follows: Mr. Mortensen: 10,341, $290,839; Mr. Gurgovits: 4,952, $139,289; Mr. Tice: 5,904, $166,076; Mr. Rundorff: 3,127, $87,951; and
         Mr. Waters: 738, $20,765.

(4) Total number of shares of restricted stock granted to Messrs. Mortensen, Gurgovits, Tice, Rundorff and Waters, respectively: 1998 - 0, 0, 5,494, 0, and 0; 1997 - 11,210, 5,368, 0, 3,389, and 421; 1996 -
         0, 0, 0, 0, and 467. All such restricted stock grants vest 20% each year on the first through fifth anniversaries of the grant date. Dividends are paid on all restricted stock granted to the named executive officers.

(5) Includes the following amounts paid or accrued by the Corporation for 1998 under the following programs to Messrs. Mortensen, Gurgovits, Tice, Rundorff and Waters, respectively: 401(k) Plan (employer matching contributions), $4,800, $4,800, $14,600, $4,800 and $4,800; Basic
         Retirement Plan (employer matching contributions relating to 401(k)
         Plan), $0, $0, $8,460, $1,858 and $4,058; Supplemental Disability, $8,357, $5,275, $9,156, $0 and $0.

(6) Includes the following amounts which represent the present value of imputed interest on the Corporation's portion of split dollar life insurance premiums paid during 1998: Mr. Mortensen, $35,896; Mr. Gurgovits, $4,361; Mr. Tice, $107,576; Mr. Rundorff, $4,269; and Mr. Waters, $4,752. These premiums will be returned to the Corporation upon the earlier of either the death of the covered employee or termination of the policy.

(7) Mr. Tice became an executive officer in January 1997 as a result of the affiliation with Southwest Banks, Inc.

Deferred Compensation

         In addition to the Basic Retirement Plan (more fully described below), the Board of Directors of FNBPA has established a Deferred Compensation Plan (the "Compensation Plan") for Messrs. Mortensen and Gurgovits which commenced January 1, 1986. The Compensation Plan provides for payments of annual benefits of $102,000 for Mr. Mortensen and $25,000 for Mr. Gurgovits for a period of ten years commencing upon the occurrence of: (a) retirement from FNBPA; (b) complete and total disability; or (c) the death of the participant in the event such death occurs prior to retirement. Of these amounts, $62,000 and $25,000, respectively, will be paid pursuant to Deferred Compensation Agreements. The remaining amount for Mr. Mortensen is to be provided by an annuity generated by the excess cash surrender value of a split dollar life insurance policy. During 1997, it was determined that the cash surrender value of the split dollar life insurance policy may fall short of the expected level at Mr. Mortensen's retirement. Accordingly, during 1997 and 1998 an additional $38,448 and $48,815 were accrued, respectively, to cover the estimated shortfall.

Stock Options

         The following tables show certain information relating to stock options granted during the last fiscal year and aggregated stock options for the named executive officers and all unexercised options held by such officers as of December 31, 1998.


                                                OPTION GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------
                                                                                           Potential Realizable Value at
                                                                                              Assumed Annual Rates of
                                                                                             Stock Price Appreciation
                                Individual Grants(1)                                          for Option Term(3)
----------------------------------------------------------------------------------------- ------------------------------
                        Securities               % of Total       Exercise
                        Underlying           Options Granted to   or Base
                     Options Granted(2)         Employees in       Price      Expiration
        Name                (#)                  Fiscal Year       ($/Sh)         Date         5% ($)        10% ($)
------------------------------------------------------------------------------------------------------------------------
Mr. Mortensen              23,752                  10.2              33.15      01/18/08      495,175      1,254,877
Mr. Gurgovits              13,120                   5.6              33.15      01/18/08      273,522        693,162
Mr. Tice                   34,120                  14.6              33.15      01/18/08      711,324      1,802,644
Mr. Rundorff                9,048                   3.9              33.15      01/18/08      188,630        478,028
Mr. Waters                  8,596                   3.7              33.15      01/18/08      179,207        454,148
========================================================================================================================

(1)      Adjusted for a 5% stock dividend declared on April 9, 1998.

(2) Options were granted on January 18, 1998 and are 20% vested on each of the first through fifth anniversaries of the grant date.

(3) In order for the gains to be realized over the ten-year term of the option, the stock price at the end of the period would be $54.00 and $85.98, respectively, reflecting increases in the overall market price of each share of Common Stock of the Corporation by approximately 63% and 159%, respectively.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                     Number of Securities Underlying           Value of Unexercised
                                                               Unexercised                   In-The-Money Options at
                                                           Options at 12/31/98                     12/31/98($)(1)
                                                     -------------------------------      -----------------------------
                                          Value
                   Shares Acquired      Realized
        Name          on Exercise          ($)       Exercisable      Unexercisable       Exercisable     Unexercisable
-----------------------------------------------------------------------------------------------------------------------
Mr. Mortensen              0                0          40,789            60,061             632,245          324,916
Mr. Gurgovits              0                0          33,259            38,885             525,232          244,124
Mr. Tice                 7,385           155,164       31,020            51,882             872,424          495,983
Mr. Rundorff               0                0          23,745            27,298             367,570          183,286
Mr. Waters                 0                0           8,319            26,045              81,039          144,294

==========================================================================================================================

(1) Represents the difference between the aggregate market value at December 31, 1998 of the shares subject to the options and the aggregate option price of those shares.

Retirement Benefits

         The following table illustrates the maximum annual benefits payable in 1999 under the life annuity option of the Corporation's pension plan, in which Messrs. Mortensen, Gurgovits, Rundorff and Waters participate, and the Basic Retirement Plan (more fully described below) upon normal retirement at age 62. Please note that Mr. Tice does not participate in the same Corporation pension plans as Messrs. Mortensen, Gurgovits, Rundorff and Waters, but does participate in the Basic Retirement Plan. Mr. Tice participates in the F.N.B. Corporation Salary Savings Plan and the Executive Management Supplemental Retirement Plan. The estimated annual pension payments shown in the chart below are reasonable representations of the total benefits under the Basic Retirement Plan, the F.N.B. Corporation Salary Savings Plan, the portion of the Executive Management Supplemental Retirement Plan related to pension benefits, and Social Security.

                                            ESTIMATED ANNUAL PENSION PAYMENTS
----------------------------------------------------------------------------------------------------------------------
         Average Annual Earnings                                          Years of Service
          for 5 Years Preceding             --------------------------------------------------------------------------
               Retirement                          10                   15                  20             25 or More
----------------------------------------------------------------------------------------------------------------------
                $125,000                        $42,011              $51,786             $61,562             $71,337
                $150,000                        $53,053              $64,981             $76,909             $88,837
                $175,000                        $69,003              $81,448             $93,893            $106,337
                $200,000                        $86,503              $98,948            $111,393            $123,837
                $225,000                       $104,003             $116,448            $128,893            $141,337
                $250,000                       $121,503             $133,948            $146,393            $158,837
                $275,000                       $139,003             $151,448            $163,893            $176,337
                $300,000                       $156,503             $168,948            $181,393            $193,837
                $325,000                       $174,003             $186,448            $198,893            $211,337
                $350,000                       $191,503             $203,948            $216,393            $228,837
                $375,000                       $209,003             $221,448            $233,893            $246,337
                $400,000                       $226,503             $238,948            $251,393            $263,837
                $500,000                       $296,503             $308,948            $321,393            $333,837
======================================================================================================================

         The retirement benefit for each employee covered by the pension plan is a monthly benefit in the form of a Five Year Certain and Life annuity, equal to 1.2% of Final Average Earnings plus .5% of Final Average Earnings in excess of the employee's Covered Compensation (as defined by Section 401(l)(5)(E) of the Internal Revenue Code) times Years of Service, not to exceed twenty-five (25) years. The Final Average Earnings figure is calculated using the highest sixty
(60) consecutive months of earnings of the last 120 months of service as an employee. The benefits listed above are not subject to deduction for Social Security.

         Compensation included for computation of benefits is base salary as indicated in the Summary Compensation Table. As of December 31, 1998, credited years of service under the plan were as follows: Mr. Mortensen, 40 years; Mr. Gurgovits, 37 years; Mr. Rundorff, eight years and Mr. Waters, four years.

Basic Retirement Plan

         The Basic Retirement Plan (the "BRP") is an unfunded plan providing supplemental retirement benefits to those officers of the Corporation and its subsidiaries who are designated by the Board of Directors of the Corporation (the "Board"). The basic benefits under the BRP, payable when a participant retires at or after the normal retirement date under his employer's defined benefit or defined contribution plan ("Primary Qualified Plan"), is a monthly benefit equal to either 50%, 60% or 70% (as determined by the Board) of the participant's highest average monthly cash compensation during any five consecutive calendar years within the last ten calendar years of employment. This amount is reduced by the monthly benefit to which the participant would be entitled under Social Security at normal retirement under the Primary Qualified Plan in which he participates and (to the extent the benefit relates to employer contributions other than matching contributions) under other benefit plans designated by the Board. The benefit also includes credits equal to matching stock contributions which certain participants were prevented from receiving pursuant to the Corporation's 401(k) Plan due to limits imposed by the Internal Revenue Code.

         The BRP contains provisions for reducing the basic benefit described above if the participant retires before his normal retirement age but on or after the early retirement date permitted by the Primary Qualified Plan. The participant's rights to benefits under the BRP vest pursuant to a schedule set forth in the BRP which takes into account years of participation in the BRP and years of credited service under the participant's Primary Qualified Plan. A participant automatically becomes 100% vested if he is employed with the Corporation or a subsidiary on his normal retirement date, if a "change in control" (as defined in the BRP) occurs, or in the event of his death or total and permanent disability. Benefits are forfeited in the event a participant's employment is terminated for cause or if the participant retires before the early retirement date provided in his Primary Qualified Plan.

Employment Agreements

         The Corporation has entered into Employment Agreements (collectively, the "Agreements") with Messrs. Mortensen, Gurgovits, Tice, Rundorff and Waters. Each of the Agreements provide that on December 31 of each year, the term of employment of each executive officer will be automatically extended to December 31 of the third calendar year thereafter (unless the Corporation or the respective executive officer fixes the expiration date of the term of employment in accordance with provisions contained in the Agreements) and that the officer will continue to be employed throughout that term at not less than his current base salary (except for Mr. Gurgovits whose Agreement extends to December 31 of the fifth calendar year). The term shall not be extended to a date beyond December 31 of the year during which the executive officer reaches age 62, except for Messrs. Mortensen and Tice, which is age 65.

         The Agreements may be terminated voluntarily by the executive officers and upon such event, all obligations of the Corporation shall cease as of the date of termination. The Corporation will be obligated, should it terminate any of the Agreements other than for cause, to pay the executive officer affected for the balance of the term of his Employment Agreement then in effect. Provision is made in the Agreements for termination of their respective obligations to serve the Corporation and for the payment to them of a bonus equal to approximately three times their annual compensation for Mr. Gurgovits, two and a half times for Mr. Tice, and two times for Messrs. Rundorff and Waters, in the event of a sale or other change of control transaction affecting the Corporation.

          In 1998 the Corporation and Mr. Mortensen entered into a Continuation of Employment Agreement ("Continuation Agreement") which terminated the Post-Employment Services Agreement entered into during 1996. The Continuation Agreement provides for Mr. Mortensen to commit upon the completion of his term as Chairman and Chief Executive Officer to serve the Corporation as Chairman and Senior Executive for three years and, after that, as an internal consultant for one year. The Corporation will have the option for his services as an internal consultant for three additional years. The Corporation has entered into the Continuation Agreement to ensure that Mr. Mortensen's experience and expertise will continue to be available to the Corporation exclusively during a period of management transition.

                             STOCK PERFORMANCE GRAPH

         The following five-year performance graph compares the cumulative total shareholder return (assuming reinvestment of dividends) on the Corporation's Common Stock ([]) to the Nasdaq Composite Index (+) and the Nasdaq Bank Index
(o). This stock performance graph assumes $100 was invested on December 31, 1993, and the cumulative return is measured as of each subsequent fiscal year end.

                                    [GRAPH]


                            -------------------------------------------------------------------------------------
INDEX                         12/31/93       12/31/94       12/31/95       12/31/96       12/31/97       12/31/98
-----------------------------------------------------------------------------------------------------------------
F.N.B Corporation              100.00         106.92         157.11         180.43         316.91         255.56
NASDAQ - Total US              100.00          97.75         138.26         170.01         208.58         293.21
NASDAQ Bank Index              100.00          99.64         148.38         195.91         328.02         324.90





                   SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

         The following table sets forth certain information concerning persons known to the Corporation to be the beneficial owner of 5% or more of the outstanding Series A Preferred Stock as of March 1, 1999. The Corporation is not aware of any other person who is the beneficial owner of 5% or more of any other class of the Corporation's voting stock.


                                                            Shares                 Percent of Outstanding Series A
           Name and Address                           Beneficially Owned          Preferred Stock Beneficially Owned
--------------------------------------------------------------------------------------------------------------------
Cede & Co.                                                  6,054                                29.2
Box 20, Bowling Green Station
New York, NY  10274

Hilton G. Klein & Joan H. Klein                             2,160                                10.4
122 Hilton Drive
New Brighton, PA   15066-3510

I.B.E.W. Local #712 Pension Trust Fund                      2,000                                 9.7
217 Sassafras Lane
P. O. Box 248
Beaver, PA  15009-0248
=====================================================================================================================

                    VOTING SHARES HELD IN FIDUCIARY CAPACITY

         First National Trust Company, a subsidiary of FNBPA, an affiliate of F.N.B. Corporation, and said affiliate's nominee were as of March 1, 1999 the beneficial owner of 360,169 shares of the Corporation's Common Stock, or 1.9% of the outstanding shares of Common Stock. These shares are held by First National Trust Company with full voting and/or dispositive power in various fiduciary capacities. First National Trust Company has or shares voting power as to 315,205 of these shares, or 1.6% of the total shares of Common Stock outstanding, and 1.6% of the total voting power of the Corporation's outstanding Stock. First National Trust Company will vote the shares over which it has authority as of the record date for the election of the five candidates for director and in favor of the other proposal to be presented at the Annual Meeting described herein.


                              INDEPENDENT AUDITORS

         The Corporation re-appointed Ernst & Young LLP ("Ernst & Young") as independent auditors for the year ended December 31, 1999. Ernst & Young has served as the Corporation's independent auditors since 1993.


                           ANNUAL REPORT ON FORM 10-K

         UPON WRITTEN REQUEST TO THE UNDERSIGNED SECRETARY OF THE CORPORATION (AT THE ADDRESS SPECIFIED ON PAGE 1) BY ANY SHAREHOLDER WHOSE PROXY IS SOLICITED HEREBY, THE CORPORATION WILL FURNISH TO SUCH SHAREHOLDER WITHOUT CHARGE A COPY OF ITS 1998 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES THERETO.


                             ADDITIONAL INFORMATION

         The Corporation knows of no other matters which will be presented to shareholders for action at the Annual Meeting. However, if other matters are presented which are proper subjects for action by shareholders, it is the intention of those named in the accompanying proxy to vote such proxy in accordance with their judgment upon such matters.

         Solicitation of proxies will be made by employees of the Corporation, and the cost will be borne by the Corporation. Proxies will be solicited by mail and, in limited instances, by telephone, telegraph and personal interview. The Corporation will also request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record by such persons and will reimburse such persons for their costs incurred in forwarding such materials.


                              SHAREHOLDER PROPOSALS

         Proposals of security holders intended to be presented at the next Annual Meeting must be received by the Corporation no later than November 23, 1999 for inclusion in the Corporation's proxy statement and form of proxy relating to such meeting.






                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        David B. Mogle, Secretary

                                                                     EXHIBIT A

                               F.N.B. CORPORATION

                        1998 DIRECTORS' STOCK OPTION PLAN

                                     PURPOSE

                  The purpose of the F.N.B. Corporation Directors' Stock Option Plan (the "Plan") is to promote the interests of F.N.B. Corporation (the "Corporation") and its shareholders by attracting and retaining experienced and knowledgeable directors and by aligning their economic interest more closely with those of the Corporation's shareholders.

                                    SECTION 1

                       Effective Date and Duration of Plan

                  The effective date of the Plan shall be May 21,1998 (the "Effective Date"), which is the date of adoption of the Plan by the Executive Committee of the Board of Directors of the Corporation.

                                    SECTION 2

                                 Administration

                  The Plan shall be administered by the Corporation's Board of Directors and the Executive Committee of the Corporation's Board of Directors (collectively hereinafter referred to as "Board"). The Board shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

                  Subject to applicable state and federal laws and regulations or rules issued by Nasdaq or other national stock exchange on which the Corporation's stock is listed, the Board may at any time terminate or modify the Plan. The Board's authority to amend the Plan includes the following: (i) a material increase in the total number of common shares available for issuance under the Plan; (ii) a material modification of the eligibility requirements for participation in the Plan; or (iii) a material increase in the benefits accorded to participants under the Plan.

                                    SECTION 3

                                   Eligibility

                  All current directors of the Corporation are eligible to participate in the Plan. Future directors of the Corporation will also be eligible to participate in the Plan.

                  Subject to the provisions of the Plan, the Board shall have full and final authority, in its discretion, to grant stock options (with or without stock appreciation rights) as described herein and to determine the directors to whom stock options (with or without stock appreciation rights) shall be granted and the number of shares to be covered by each stock option. During the term of the Plan, the Board may issue annual grants of stock options to non-employee Directors of the Corporation equivalent to the total cash compensation received by such non-employee Director or which such non-employee Director would have been entitled to receive from the Corporation during the prior year as a member of the Corporation's Board of Directors or any Committee(s) thereof. The Board may issue annual grants of stock options to employee Directors of the Corporation equivalent to the average total cash compensation received by non-employee Directors from the Corporation during the prior year.

                                    SECTION 4

                         Shares Available Under the Plan

                  Initially, the aggregate number of shares of the Corporation's common stock which may be issued or delivered and as to which stock options may be granted under the Plan is 400,000 shares. To the extent permitted under the terms of Section 2 of the Plan, the Board may from time to time increase or decrease the aggregate number of shares reserved for issuance with the grant of options under the Plan.

                  If any stock option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject to such stock option shall again be available for purposes of the Plan, except that to the extent that stock appreciation rights granted in conjunction with a stock option under the Plan are exercised and the related stock option surrendered, the number of shares available for purposes of the Plan shall be reduced by the number of shares, if any, of Common Stock issued or delivered upon exercise of such stock appreciation rights.

                  The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or repurchased shares or partly each.

                                    SECTION 5

             Grant of Stock Options, Stock Appreciation Rights, and
                        Limited Stock Appreciation Rights

                  The Board shall have authority, in its discretion, to grant "non-statutory stock options" (stock options which do not qualify under Section 422 of the Internal Revenue Code of 1986, as amended). The Board also shall have the authority, in its discretion, to grant stock appreciation rights in conjunction with non-statutory stock options with the effect provided in Section 6(D) hereof. Stock appreciation rights granted in conjunction with a non-statutory stock option may be granted either at the time such stock option is granted or at any time thereafter during the term of such stock option. The Board shall also have the authority, in its discretion, to grant limited stock appreciation rights in accordance with the provisions of, and subject to the terms and conditions set forth in Section 10.

                                    SECTION 6

                    Terms and Conditions of Stock Options and
                            Stock Appreciation Rights

                  Stock options and stock appreciation rights granted under the Plan shall be subject to the following terms and conditions:

                  (A) The purchase price at which each stock option may be exercised (the "option price") shall be such price as the Board, in its discretion, shall determine but shall not be less than one hundred percent (100%) of the fair market value per share of Common Stock covered by the stock option on the date of grant.

                  (B) The option price shall be payable in full in any one or more of the following ways:

                           (i)  in cash; and/or

                           (ii) in shares of Common Stock (which are owned by
                  the optionee free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Section 9) having a fair market value on the date of exercise of the stock option, determined as provided in
                  Section 6(H), equal to the option price for the shares being purchased.

                                    If the option price is paid in whole or in
                  part in shares of Common Stock, any portion of the option price representing a fraction of a share shall be paid in cash. The date of exercise of a stock option shall be determined under procedures established by the Board, and the option price shall be payable at such time or times as the Board, in its discretion, shall determine. No shares shall be issued or delivered upon exercise of a stock option until full payment of the option price has been made. When full payment of the option price has been made and subject to the restrictions set forth in Section 9, the optionee shall be considered for all purposes to be the owner of the shares with respect to which payment has been made. Payment of the option price with shares shall not increase the number of shares of Common Stock which may be issued or delivered under the Plan as provided in
                  Section 4; or

                           (iii) by withholding such number of shares of Common
                  Stock then issuable upon exercise of the option as shall have an aggregate fair market value equal to the option price for the shares being acquired upon exercise of the option.

                  (C) Subject to Section 11 hereof, no stock option shall be exercisable during the first twelve (12) months of its term, except that this limitation on exercise shall not apply if the optionee dies during such twelve (12) month period. No non-statutory stock option shall be exercisable after the expiration of ten (10) years from the date of grant. Subject to this Section 6(C) and Sections 6(F), 6(G) and 6(H), stock options may be exercised at such times, in such amounts and subject to such restrictions as shall be determined, in its discretion, by the Board.

                  (D) Stock appreciation rights shall be exercisable to the extent that the related stock option is exercisable and only by the same person or persons who are entitled to exercise the related stock option. Stock appreciation rights shall entitle the optionee to surrender the related stock option, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares of Common Stock having an aggregate fair market value equal to the excess of the fair market value of one share of Common Stock on such date of exercise over the option price per share, multiplied by the number of shares covered by the stock option, or portion thereof, which is surrendered. Cash shall be paid in lieu of any fractional shares. The Board shall have the authority, in its discretion, to determine that the obligation of the Corporation shall be paid in cash or part in cash and part in shares, except that the Corporation shall not pay to any person who is subject to the provisions of Section 16 of the Exchange Act at the time of exercise of stock appreciation rights any portion of the obligation of the Corporation in cash (except cash in lieu of a fractional share) unless such stock appreciation rights are exercised in a period during which such person is not prohibited from trading Corporation stock by the rules and regulations promulgated under Section 16 of the Exchange Act by the Securities and Exchange Commission. The date of exercise of stock appreciation rights shall be determined under procedures established by the Board, and payment under this Section 6(D) shall be made by the Corporation as soon as practicable after the date of exercise. To the extent that a stock option as to which stock appreciation rights have been granted in conjunction therewith is exercised, the stock appreciation rights shall be canceled. For the purposes of this Section 6(D), the fair market value of Common Stock shall be determined as provided in Section 6(H).

                  (E) No stock option or stock appreciation rights shall be transferable by an optionee other than by will, or if an optionee dies intestate, by the laws of descent and distribution of the state of domicile of the optionee at the time of death, and all stock options and stock appreciation rights shall be exercisable during the lifetime of an optionee only by the optionee.

                  (F) Unless otherwise determined by the Board and set forth in the stock option agreement referred to in Section 6(G) or an amendment thereto:

                           (i) Following the death of an optionee during his or
                  her tenure as a director of the Corporation, any outstanding stock option held by the optionee at the time of death shall be exercisable in full (whether or not so exercisable on the date of the death of the optionee) by such optionee's estate or by the person or persons entitled to do so under the will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of such stock option or within one (1) year after the date of death, whichever is the shorter period. Following the death of an optionee after his or her resignation or retirement from the Corporation's Board of Directors, but during a period when a stock option is exercisable in full (whether or not so exercisable on the date of the death of the optionee) as provided in clause (i) above, any outstanding stock option held by the optionee at the time of death shall be exercisable by such optionee's estate or by such person or persons entitled to do so under the Will of the optionee or by such legal representative to the extent the stock option was exercisable by the optionee at the time of death at any time prior to the expiration date of such stock option.

                           (ii) In the event a director resigns from the Board
                  or is terminated from the Board as a result of intentional, willful, reckless or grossly negligent conduct of the director entailing a substantial violation of any material provisions of federal or state laws, rules, regulations, or orders or directives of any governmental agency applicable to the Corporation or its affiliates, or Corporation policy or agreement with the Corporation, the rights of such optionee under any then outstanding stock option shall terminate at the time of the director's resignation or termination. In addition, if an optionee engages in the operation or management of a business, whether as owner, partner, officer, director, consultant, advisor or agent (whether paid or unpaid) or otherwise and whether during or after the director's resignation from the Corporation's Board, which is in competition with the Corporation or any of its Subsidiaries, the Board may in its discretion immediately terminate all stock options held by the optionee. Whether an optionee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries shall be determined in each case by a majority vote of the Board and any such determination by the Board shall be final and binding.

                  (G) All stock options and stock appreciation rights shall be confirmed by a stock option agreement, or an amendment thereto, which shall be executed by the Chief Executive Officer or the President (if other than the Chief Executive Officer) or any Executive Vice President or Vice President on behalf of the Corporation and by the director to whom such stock options and stock appreciation rights are granted.

                  (H)       Fair market value of the Common Stock,

                           (i) so long as the Common Stock trades on the Nasdaq
                  National Market, the "fair market value" of such stock shall be the average of the closing bid and ask price quoted on the Nasdaq National Market on the trade date immediately preceding the date as of which "fair market value" is to be determined or other reasonable method or formula as may be determined by the Board in its discretion; or

                           (ii) in the event the Common Stock ceases to be
                  traded on the Nasdaq National Market and is traded on another exchange, the "fair market value" of such stock shall be as set forth in such reliable publication as the Board, in its discretion, may choose to rely upon, by taking the average of the highest and lowest price per share transaction of the Common Stock as quoted on such exchange on the nearest date before the date as of which fair market value is to be determined or by such other reasonable method or formula as may be determined by the Board in its discretion.

                  (I) The obligation of the Corporation to issue or deliver shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, and (ii) all other applicable laws, regulations, rules and orders which may then be in effect.

                           Subject to the foregoing provisions of this Section 6 and the other provisions of the Plan, any stock option or stock appreciation rights granted under the Plan shall be subject to such other terms and conditions as the Board shall deem advisable.

                                    SECTION 7

                                 Reload Options

                  (A) Authorization of Reload Options. Concurrently with the award of any stock option under this Plan (such option is hereinafter referred to as the "Underlying Option"), to any participant in the Plan, the Board may grant a reload option (the "Reload Option") to such participant pursuant to which the participant shall be entitled to purchase, as provided in Section 6(B), a number of shares of Common Stock as specified below. A Reload Option shall be exercisable for a number of shares of Common Stock equal to (a) the number of shares delivered by the participant to the Corporation to exercise the Underlying Option pursuant to Section 5(b)(ii) or (iii) and (b) to the extent authorized by the Board, the number of shares used to satisfy any tax withholding requirement incident to the exercise of the Underlying Option, subject to the availability of shares of Common Stock under the Plan at the time of such exercise. The grant of a Reload Option shall become effective upon the exercise of the Underlying Option by delivering to the Corporation shares held by the participant pursuant to Section 5(b)(ii) or (iii). Reload Options are not intended to qualify as "incentive stock options" under Section 422 of the Code.

                  (B) Reload Option Amendment. Each stock option agreement in connection with an option granted under the Plan shall state whether the Board has authorized Reload Options with respect to the Underlying Option covered by such agreement. Upon the exercise of an Underlying Option, the Reload Option will be evidenced by an amendment to the stock option agreement governing the Underlying Option.

                  (C)      Terms of Reload Option.

                           (i) The option price per share for a Reload Option
                  shall be the fair market value per share of the Common Stock on the date the grant of the Reload Option becomes effective.

                           (ii) Each Reload Option shall be fully exercisable
                  subject to such limitations on exercisability, if any, as may be imposed by the Board in its discretion at the time of the grant of the Underlying Option. The term of each Reload Option shall be equal to the remaining option term of the Underlying Option.

                           (iii) No Reload Option granted to a participant shall
                  become effective when options are exercised by such participant (or by such participant's estate or personal representative) pursuant to the terms of the Plan following termination of the participant's tenure as a director of the Corporation.

                           (iv) Except as otherwise provided in this Section 7,
                  the provisions of Section 6 of the Plan applicable to stock options shall apply equally to Reload Options.

                                    SECTION 8

                      Adjustment and Substitution of Shares

                  If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding stock option and the number of shares which may be issued or delivered under the Plan but are not then subject to an outstanding stock option shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

                  If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding stock option and for each share of Common Stock which may be issued or delivered under the Plan but is not then subject to an outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable.

                  In the case of any adjustment or substitution as provided for in this Section 8, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place, rounded.

                  All fractional shares or other securities which result from any such adjustment or substitution shall be carried to at least three decimal places with the last decimal place, rounded. However, upon exercise of stock options, no adjustment or substitution provided for in this Section 8 shall require the Corporation to issue or sell a fraction of a share or other security.

                                    SECTION 9

                   Restrictions on Transfer of Certain Shares

                  Shares of Common Stock acquired by a director of the Corporation under exercise of an option pursuant to Section 6(B) shall not be sold or otherwise transferred (including any sale or transfer pursuant to Section 6(B)(iii)) prior to (i) the expiration of six months after the date of the grant of the option to the optionee; or (ii) any lesser period of time permitted by the Securities and Exchange Commission pursuant to Section 16b of the Securities Exchange Act of 1934, whichever may first occur. The Corporation is authorized to (i) retain the certificate(s) representing such shares or place such certificates in the custody of its transfer agent, (ii) place a restrictive legend on such shares, and/or (iii) issue a stop transfer order to the transfer agent with respect to such shares in order to enforce the transfer restrictions of this Section 9.

                                   SECTION 10

                        Limited Stock Appreciation Rights

                  Limited stock appreciation rights may be granted in connection with all or part of a non-statutory option, at the time such option is granted or at any time thereafter during the term of the such option.

                  Limited stock appreciation rights shall entitle the holder of an option in connection with which such limited stock appreciation rights are granted, upon exercise of the limited stock appreciation rights, to surrender the stock option, or any applicable portion thereof, and any related stock appreciation rights, to the extent unexercised, and to receive an amount of cash determined pursuant to this Section 10. Such option, and any related stock appreciation rights, shall, to the extent so surrendered, thereupon cease to be exercisable.

                  Limited stock appreciation rights shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Plan as shall from time to time be approved by the Board.

                  (A) Limited stock appreciation rights shall be exercisable, subject to Section 10(B), during any one or more of the following periods:

                           (i) for a period of 60 days beginning on the date on
                  which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Corporation), whether or not such offer is approved or opposed by the Corporation and regardless of the number of shares of Common Stock purchased pursuant to such offer;

                           (ii) for a period of 60 days beginning on the date
                  the Corporation acquires knowledge that any person or group deemed a person under Section 13(d)(3) of the Exchange Act (other than any director of the Corporation on November 1, 1989, any Affiliate or Associate of any such director (with such terms having the respective meanings set forth in Rule 12b-2 under the Exchange Act as in effect on November 1,
                  1989), any member of the family of any such director, any trust (including the trustees thereof) established by or for the benefit of any such persons, or any charitable foundation, whether a trust or a corporation (including the trustees and directors thereof) established by or for the benefit of any such persons), in a transaction or series of transactions shall become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Corporation entitling the person or group to 10% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the Corporation would be entitled if the election of Directors were an election held on such date;

                           (iii) for a period of 60 days beginning on the date
                  of filing under the Exchange Act of a Statement on Schedule 13D, or any amendment thereto, by any person or group deemed a person under Section 13(d)(3) of the Exchange Act, disclosing an intention or possible intention to acquire or change control of the Corporation;

                           (iv) for a period of 60 days beginning on the date of
                  the Corporation's Annual Meeting of Shareholders, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Corporation, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period; and

                           (v) for a period of 60 days beginning on the date of
                  approval by the shareholders of the Corporation of an agreement (a "reorganization agreement") providing for (a) the merger or consolidation of the Corporation with another corporation where the shareholders of the Corporation, immediately prior to the merger or consolidation, do not or will not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of such corporation would be entitled in the election of Directors or where the members of the Board of Directors of the Corporation, immediately prior to the merger or consolidation, do not or will not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation or (b) the sale or other disposition of all or substantially all the assets of the Corporation.

                  (B) Subject to Section 11 hereof, limited stock appreciation rights shall in no event be exercisable unless and until the holder of the limited stock appreciation rights shall have completed at least six months of continuous service with the Corporation or a Subsidiary, or both, immediately following the date upon which the limited stock appreciation rights shall have been granted.

                  (C) Upon exercise of limited stock appreciation rights, the holder thereof shall be entitled to receive an amount of cash in respect of each share of Common Stock subject to the related option equal to the excess of the fair market value of such share over the option price of such related option, and for this purpose fair market value shall mean the highest sale price of the Common Stock as reported on the Nasdaq National Market System or other national stock exchange on which the Corporation's Common Stock is listed or the highest stock price for Corporation Common Stock as set forth in such reliable publication as the Board, in its discretion, may choose to rely upon during the period beginning on the 90th day prior to the date on which the limited stock appreciation rights are exercised and ending on such date, except that (a) in the event of a tender offer or exchange offer for Common Stock, fair market value shall mean the greater of the highest sale price or highest price paid for Common Stock pursuant to any tender offer or exchange offer in effect at any time beginning on the 90th day prior to the date on which the limited stock appreciation rights are exercised and ending on such date, (b) in the event of the acquisition by any person or group of beneficial ownership of securities of the Corporation entitling the person or group to 10% or more of all votes to which all shareholders of the Corporation would be entitled in the election of Directors or in the event of the filing of a Statement on Schedule 13D, or any amendment thereto, disclosing an intention or possible intention by any person or group to acquire control of the Corporation, fair market value shall mean the greater of such highest sale price or the highest price paid per share paid for Common Stock shown on the Statement on Schedule 13D, or any amendment thereto, filed by the person or group becoming a 10% beneficial owner or disclosing an intention or possible intention to acquire control of the Corporation and (c) in the event of approval by shareholders of the Corporation of a reorganization agreement, fair market value shall mean the greater of the highest sale price, highest price paid or the fixed or formula price specified in the reorganization agreement if such price is determinable as of the date of exercise of the limited stock appreciation rights. Any securities or property which are part or all of the consideration paid for Common Stock in a tender offer or exchange offer or under an approved reorganization agreement shall be valued at the higher of (a) the valuation placed on such securities or property by the person making the tender offer or exchange offer or by the corporation other than the Corporation issuing securities or property in the merger or consolidation or to whom the Corporation is selling or otherwise disposing of all or substantially all the assets of the Corporation and (b) the valuation placed on such securities or property by the Board.

                  (D) To the extent that limited stock appreciation rights shall be exercised, the option in connection with which such limited stock appreciation rights shall have been granted shall be deemed to have been exercised and any related stock appreciation rights shall be canceled. To the extent that the option in connection with which limited stock appreciation rights shall have been granted or any related stock appreciation rights shall be exercised, the limited stock appreciation rights granted in connection with such option shall be canceled.

                                   SECTION 11

               Acceleration of the Exercise Date of Stock Options
                      and Related Stock Appreciation Rights

                  Notwithstanding any other provision of this Plan, all stock options and stock appreciation rights shall become exercisable upon the occurrence of any of the events specified in Section 10(A) whether or not such options are then exercisable under the provisions of the applicable agreements relating thereto, except that if stock appreciation rights have been granted along with limited stock appreciation rights to the same option holder with respect to the same option, in no event may the stock appreciation rights be exercised for cash during any of the 60- day periods provided for in Section 10.

                                   SECTION 12

              Effect of the Plan on Pooling Accounting Requirements

         It is intended that the Plan be administered and that shares of Common Stock acquired upon exercise of stock options under the Plan comply with the requirements of generally accepted accounting principles (including pronouncements by the Financial Accounting Standards Board) relating to accounting for certain mergers and business combinations to which the Corporation or one or more of its subsidiaries may be parties on a pooling of interests basis. Each stock option agreement relating to the grant of stock options under the Plan may contain terms and provisions designed to ensure such compliance.

                                   SECTION 13

          Effect of the Plan on the Rights of Directors and Corporation

                  Neither the adoption of the Plan nor any action of the Board pursuant to the Plan shall be deemed to give any director any right to be granted a stock option (with or without stock appreciation rights) under the Plan and nothing in the Plan, in any stock option or stock appreciation rights granted under the Plan or in any stock option agreement shall confer any right to any director to continue as a director of the Corporation or interfere in any way with the rights of the Corporation to remove the director from the Company's Board of Directors in accordance with the Corporation's Articles of Incorporation and Bylaws at any time.




-------------------------------------------------------------------------------

                  F.N.B. Corporation o One F.N.B. Boulevard o

              Hermitage, Pennsylvania 16148-3363 o (724) 981-6000

                               F.N.B. CORPORATION
                      1999 ANNUAL MEETING OF SHAREHOLDERS

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James S. Lindsay, Edward J. Mace and William A. Quinn, each with full power to act without the others, as Proxies of the undersigned, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as indicated on the reverse, all the shares of Common Stock and/or Series A. Cumulative Convertible Preferred Stock of F.N.B. Corporation held of record by the undersigned on March 1, 1999, at the Annual Meeting of Shareholders to be held on April 28, 1999 or any adjournment of it.


      (Continued, and to be marked, dated and signed, on the other side.)





--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL.
ELECTION OF DIRECTORS:                                                      PROPOSAL:

FOR THE TERM OF FOUR YEARS:            FOR                    WITHHOLD             To approve the F.N.B. Corporation 1998 Directors'
William J. Strimbu,            all nominees listed        authority to vote        Stock Option Plan.
Archie O. Wallace, Esq.,      (except as marked to        for all nominees
James T. Weller,               the contrary below              listed
Eric J. Werner, Esq.,                                                              FOR               AGAINST            ABSTAIN
R. Benjamin Wiley                     [  ]                      [  ]              [  ]                [  ]                [  ]


INSTRUCTION: To withhold authority to vote your shares for any individual nominee, write that nominee's name here:

----------------------------------------------------------------------------------

Your shares will be voted for the election of each nominee whose name is not written in the space above.


                                                             In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                                             THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN
                                                             THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED
                                                             SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY
                                                             WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR
                                                             DIRECTOR AND FOR THE PROPOSAL LISTED ABOVE.

                                                             PLEASE DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY
                                                             IN THE ENCLOSED ENVELOPE.


Signature(s):                                             Signature(s):                                     Date
             --------------------------------------------              ------------------------------------     -------------------

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, etc., or as officer of a corporation, please give your full title(s) as such. For joint accounts, each joint owner must sign.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



-------------------------
[LOGO] F.N.B. CORPORATION
-------------------------



Dear Shareholder:

F.N.B. Corporation offers a Dividend Reinvestment and Direct Stock Purchase Plan for its shareholders.

This plan provides features such as safekeeping to eliminate the risk of loss, theft or destruction of stock certificates; automatic dividend reinvestment and purchase of additional common shares without a broker fee.

All of these convenient features are at no cost to you.

If you wish to participate in this Plan, a Prospectus and enrollment card may be obtained by calling F.N.B. Shareholder Services at 888-441-4FNB (4362).



                                        Sincerely,



                                        F.N.B. Corporation